Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63532 on Form S-3 and Registration Statement No. 333-63942 on Form S-8 of our report dated February 19, 2003 relating to the 2002 consolidated financial statements and financial statement schedule of Florida Public Utilities Company, appearing in this Annual Report on Form 10-K of Florida Public Utilities Company for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

West Palm Beach, Florida

March 24, 2005